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                                                                   EXHIBIT 10.21

                            EQUIPMENT LOAN AGREEMENT

       This Equipment Loan Agreement (the "Agreement"), effective as of August 1, 2000 (the "Effective Date"), is made by and between Third Wave Technologies, Inc., a Wisconsin corporation, with a place of business at 502 S. Rosa Road, Madison, WI 53719 ("TWT"), and Applied Biosystems with a place of business at 850 Lincoln Centre Drive, Foster City, CA 94404 ("ABG"), a business group of PE Corporation, a Delaware corporation. ABG is fully authorized to act herein on behalf of PE Corporation.

       NOW, THEREFORE, in consideration of the promises made herein and good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning as set forth in that Development and Supply Agreement to which this Agreement is attached as Exhibit A ("Development and Supply Agreement").

2. EQUIPMENT. The parties have agreed to collaborate with respect the Nakamura Project as set forth in the Development and Supply Agreement. In connection therewith, ABG may from time to time transfer certain Equipment to TWT for its use in connection with TWT's performance of activities for the Nakamura Project including development and manufacture of certain Assay components. For purposes of this Agreement, "Equipment" shall mean that equipment transferred to TWT and set forth on Schedule 1 hereto, as may be amended and updated from time to time.

3. TITLE. All right, title and interest in and to the Equipment shall remain with ABG.

4. USE. TWT shall use the Equipment at the Premises only for purposes of conducting activities in connection with the Development Program, unless otherwise agreed by ABG in writing. Without limiting the foregoing, TWT agrees to use the Equipment in accordance with all applicable laws, regulations and permits and solely for the applications for which it was intended. Additionally, TWT further agrees to use the Equipment in accordance with reasonable guidelines provided by ABG from time to time. For purposes of this Agreement, "Premises" shall mean those facilities owned or leased by TWT.

5. ALTERATIONS. TWT shall not without ABG's written consent make any alterations, additions or improvements to the Equipment; provided that ABG hereby approves all such alterations, additions or improvements reasonably necessary for TWT to carry out its activities in connection with the Nakamura Project. All such alterations or improvements so approved shall become the property of ABG.

6. DISCLAIMER OF WARRANTY. ABG does not warrant the performance of the Equipment in any way. THE EQUIPMENT IS SUPPLIED "AS IS". ABG DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR THE INSTRUMENTATION OR ANY PORTION THEREOF FURNISHED HEREUNDER.

7. OTHER. TWT shall keep the Equipment free of all security interests, liens and other encumbrances. TWT shall affix to and maintain on the Equipment, in a conspicuous location, a notice stating that the Equipment is owned by ABG and subject to loan. In addition, TWT shall maintain the Equipment in good condition, and will exercise due and proper care in the use of the Equipment, and will be responsible for any damage to the Equipment, excepting reasonable wear and tear, and will insure the Equipment against, loss, theft and damage under a policy naming ABG as an additional insured. TWT agrees to cooperate with ABG, at ABG's expense and request, in the filing of any UCC financing statements relating to the Equipment as ABG may deem necessary or useful. The Equipment shall be depreciated in accordance with GAAP as practiced by ABG. Upon expiration or termination of the Development and Supply Agreement, TWT shall



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have the option to purchase any or all of the Equipment at its then-current depreciated value. In such case, TWT shall provide ABG written notice of such election specifying the Equipment that TWT desires to so purchase and referencing this Paragraph 7, upon which ABG will provide TWT with an accounting of the then-current depreciated value of such Equipment. TWT shall then pay such amount in four (4) equal installments, the first payable on the later of (i) 45 days after the expiration or termination of the Development and Supply Agreement or (ii) 15 days after ABG's accounting, and each additional payment will be due quarterly thereafter. With respect to any Equipment for which TWT elects not to exercise its option, such Equipment shall be subject to disposition by ABG upon 30 days advance written notice to TWT. In such event, TWT shall deliver such Equipment to ABG or its designee at the Premises where such Equipment is used and ABG or its designee shall use reasonable efforts not to unreasonably disrupt the ongoing activities of TWT at such Premises.

8. GENERAL. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of California, without reference to conflicts of laws principles. This Agreement, along with the Development and Supply Agreement sets forth the entire agreement between the parties with respect to the subject matter herein and supersede all previous or contemporaneous understandings with respect thereto, whether oral or written. This Agreement may only be amended or any right or obligation waived with a written document signed by authorized representatives of the party to be charged and expressly refers hereto. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, such provision shall be stricken and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible.

9. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or sent via facsimile, receipt confirmed, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

               ABG:                                Applied Biosystems
                                                   850 Lincoln Centre Drive
                                                   Foster City, CA 94404
                                                   Attn: Legal Department
                                                   Fax: 650-638-6677

               TWT:                                Third Wave Technologies, Inc.
                                                   502 S. Rosa Road
                                                   Madison, WI 53719-1256
                                                   Attn:  President
                                                   Fax: (608) 273-6989

10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.



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The parties hereto have caused this Agreement to be duly executed and effective as of the Effective Date.

APPLIED BIOSYSTEMS GROUP                          THIRD WAVE TECHNOLOGIES, INC.


By:                                          By:
   --------------------------------------       --------------------------------

Name: Michael W. Hunkapiller, Ph.D.          Name: Lance Fors, Ph.D.
     ------------------------------------         ------------------------------

Title: President Applied Biosystems Group    Title:  President & CEO
      -----------------------------------          -----------------------------



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                                   SCHEDULE 1

                                    EQUIPMENT
                 (To be attached and updated from time to time)



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